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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               County Bank Corp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                COUNTY BANK CORP
                            83 WEST NEPESSING STREET
                             LAPEER, MICHIGAN 48446

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                     TO THE STOCKHOLDERS OF COUNTY BANK CORP

Notice is hereby given that the Annual Meeting of Stockholders of County Bank Corp (the Corporation) will be held at the Lapeer Country Club, 3786 Hunt Road, Lapeer, Michigan on Friday, April 21, 2006 at 3:00 p.m. for the following purposes:

     1. To elect the following three (3) directors to comprise Class III of the Board of Directors, to serve a three (3) year term to expire at the Annual Meeting of Stockholders in 2009: Michael H.Blazo, Thomas K. Butterfield, Timothy Oesch.

     2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only those stockholders of record at the close of business February 28, 2006 shall be entitled to notice of and to vote at said meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. However, if you are unable to be present, please execute and return promptly the enclosed proxy which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. If you are unable to attend the meeting but desire to revoke your proxy, please contact Laird Kellie, Secretary of the Corporation, prior to the date of the meeting.

Immediately following the meeting, wine and hors d'oeuvres will be served. I welcome and encourage your attendance.

By Order of the Board of Directors

CURT CARTER
President & Chief Executive Officer

Dated March 27, 2006

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                COUNTY BANK CORP
                                LAPEER, MICHIGAN

                                 MARCH 27, 2006

This Proxy Statement is furnished to the stockholders of County Bank Corp (the Corporation) in connection with the solicitation, by the Board of Directors of the Corporation, of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 21, 2006 at 3:00 p.m., at the Lapeer Country Club, 3786 Hunt Road, Lapeer, Michigan. Solicitation of proxies is being made by mail or telephone by employees of the Corporation's subsidiary, Lapeer County Bank & Trust Co. (the Bank), and all costs will be at the Corporation's expense. These proxy materials, including the proxy card, were first sent to stockholders on March 27, 2006.

Stockholders of record at the close of business on February 28, 2006 will be entitled to vote. Each share is entitled to one vote on each matter to be voted on at the meeting. On the record date, there were 3,000,000 shares authorized and 1,080,946 shares of common stock, $5.00 par value, outstanding and entitled to vote. This stock constitutes the only voting securities of the Corporation. As of the record date, there are no shareholders who own in excess of five percent (5%) of common stock.

                              ELECTION OF DIRECTORS

Pursuant to the terms of the Articles of Incorporation of the Corporation, the Board of Directors is divided into three (3) classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the Board of Directors. The current number of members of the Board of Directors, as fixed by the directors, is ten (10). The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of Stockholders. At the forthcoming annual meeting, the stockholders will be asked to elect three (3) directors to serve in Class III of the Board of Directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election of directors. The three nominees to the Board of Directors receiving the most votes will be elected.

Nominees for election at the forthcoming Annual Meeting are Michael H. Blazo, Thomas K. Butterfield and Timothy Oesch, all of whom are present directors of the Corporation. Nominations other than those made by or on behalf of management must be made in accordance with Article III of the Corporation's Bylaws requiring that advance notice and certain biographical information regarding the proposed nominee be given to the Corporation. If elected, the nominees will serve a three (3) year term, which shall expire at the Annual Meeting of Stockholders in 2009, and until their successors are duly elected and shall have qualified.

The persons named in the enclosed form of proxy will vote the proxy in accordance with the choice specified. If no choice is specified, it is the intention of the persons named in the enclosed form of proxy to elect the three nominees named below.

                           INFORMATION AS TO NOMINEES

The names of the nominees for election as directors in Class III, together with specific information about the nominees, are as follows:

                                                                          DIRECTOR     COUNTY BANK CORP
                                           PRINCIPAL                        SINCE        SHARES OWNED
                                        OCCUPATION FOR                   (INCLUDING     BENEFICIALLY*        % OF
NAME AND AGE                          PAST FIVE (5) YEARS                SUBSIDIARY)       2-28-06        OUTSTANDING
------------                          -------------------                -----------   ----------------   -----------
Michael H. Blazo         President                                       1987              20,012(s)          1.85
4531 Steeplechase        Kirk Construction Co.
Metamora, MI 48455
Age: 58

Thomas K. Butterfield    Of Counsel                                      1978              29,200(s)          2.70
1597 Peppermill Road     Taylor, Butterfield, Riseman
Lapeer, MI 48446         Clark, Howell, Churchill & Jarvis P.C.
Age: 63                  Attorneys at Law

Timothy Oesch            President                                       1993               3,832(s)
1043 N. Madison St.      Nolin, Oesch, Sieting &                                            1,050
                                                                                           ------
Lapeer, MI 48446         Macksoud, P.C.                                                     4,882              .45
Age: 54                  Certified Public Accountants

                INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                   WILL CONTINUE AFTER THE 2006 ANNUAL MEETING

CLASS I (TERM EXPIRES 2007)
Bruce J. Cady            Vice President, County Bank Corp                2002                 600(s)
1418 Tanglewood          President                                                            100
                                                                                           ------
Lapeer, MI 48446         Lapeer County Bank & Trust Co.                                       700              .06
Age: 53

Curt Carter              President & CEO                                 1979               8,470(s)           .78
390 Myers Road           County Bank Corp
Lapeer, MI 48446         Chairman & CEO Lapeer County Bank & Trust Co.
Age: 62

Ernest W. Lefever, DPM   Doctor of Podiatry                              1996               1,700(s)
2016 Lakeview Dr.                                                                             400
                                                                                           ------
Lapeer, MI 48446                                                                            2,100              .19
Age: 59

Charles E. Schiedegger   President of the Manufacturing                  1991               6,455(s)
2848 Galway Bay Drive    Group for Tapco, Intl.                                             5,873
                                                                                           ------
Metamora, MI 48455       A Headwaters Company                                              12,328             1.14
Age: 65

CLASS II (TERM EXPIRES 2008)
David H. Bush, O.D.      Doctor of Optometry                             1987              28,316
1099 Pinetree                                                                              20,284(s)
                                                                                           ------
Lapeer, MI 48446                                                                           48,600             4.50
Age: 55

Patrick A. Cronin        Agent                                           1993
286 W. Coulter Road      State Farm Insurance                                               1,978(s)
                                                                                              820
Lapeer, MI 48446                                                                           ------
Age: 52                                                                                     2,798              .26

James F. Harrington      President                                       1998              45,102(s)          4.17
3151 Oakwood Rd.         H & H Tool, Inc.
Oxford, MI 48370         An automotive parts
Age: 64                  manufacturer

* The shares set forth in the table above are shares, as known to management, over which the nominee or director has sole voting and investment power unless designated as (s) shared voting and investment power.

Executive Officers and Directors, as a group, own 174,192 shares or 16.11% of the total outstanding shares of common stock of the Corporation as of February 28, 2006.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

As the bulk of the assets of County Bank Corp are held in the single subsidiary, Lapeer County Bank & Trust Co., the Corporation utilizes the committees of the Bank. The Board of Directors of County Bank Corp met six times during 2005.

Lapeer County Bank & Trust Co. (the Bank) held sixteen meetings of its Board of Directors, of which twelve were regularly scheduled meetings and four were special meetings. During 2005, no director of the Bank or the Corporation attended less than 75% of the aggregate number of regularly scheduled and special meetings of the Corporation or the Bank, including meetings of the various committees of the Board of Directors, on which they served. Currently, members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank, the Corporation's wholly owned subsidiary.

The Bank currently has the following committees of its Board of Directors: trust, loan, loan review, audit, compensation, insurance, investment, capital and nominating. The audit committee consists of Messrs. Oesch, Chairman; Schiedegger, Cronin and Blazo. Their function is to oversee the work assigned to Plante & Moran, PLLC, the Corporation's external auditor and the internal audit staff. The committee met six times during 2005. The compensation committee consists of Messrs. Butterfield, Chairman; Bush, and Cronin. The function of this committee is to review salaries and benefits of the Bank's officers and employees. The committee met three times during 2005. The Board of Directors has a Nominating Committee. Each member of the Nominating Committee is independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the exception of Mr. Blazo. The Nominating Committee does not have a charter covering its nominating or other functions. While the Board of Directors will consider candidates for nomination recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for candidates nor established any policy or procedures for this purpose. The Nominating Committee has determined that based upon the Corporation's size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. Additionally, the identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Corporation's strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate's integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time. The Nominating Committee did not meet in 2005.

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors. The Board of Directors has determined that in light of the general accessibility of the directors in the community served by the Corporation, no such process is required. Additionally, neither the Board nor any committee thereof has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2005, all Directors but one attended the Annual Meeting.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The following table summarizes compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL
                                   COMPENSATION             ALL
                              ----------------------       OTHER
NAME                   YEAR      SALARY       BONUS    COMPENSATION
----                   ----   ------------   -------   ------------
Curt Carter            2005      $214,739    $16,000    $30,748(1)
Chairman, Chief        2004      $205,897    $14,000    $30,436(2)
   Executive Officer   2003      $198,387    $16,000    $30,929(3)

(1) Includes a $28,537 contribution to the Bank's profit sharing plan and a $2,211 matching employer contribution to a 401(k)plan.

(2) Includes a $28,327 contribution to the Bank's profit sharing plan and a $2,109 matching employer contribution to a 401(k)plan.

(3) Includes a $29,629 contribution to the Bank's profit sharing plan and a $1,300 matching employer contribution to a 401(k)plan.

Bruce Cady             2005      $155,443    $13,000    $21,848(4)
President              2004      $142,284    $11,750    $20,026(5)
                       2003      $136,258    $12,500    $20,883(6)

(4) Includes a $20,276 contribution to the Bank's profit sharing plan and a $1,588 matching employer contribution to a 401(k) plan.

(5) Includes a $18,576 contribution to the Bank's profit sharing plan and a $1,450 matching employer contribution to a 401(k) plan.

(6) Includes a $19,470 contribution to the Bank's profit sharing plan and a $1,413 matching employer contribution to a 401(k) plan

Laird Kellie           2005      $99,284      $8,100    $11,729(7)
Vice President         2004      $90,303      $7,150    $10,553(8)
                       2003      $87,535      $7,600    $11,347(9)

(7) Includes a $11,651 contribution to the Bank's profit sharing plan and a $78 matching employer contribution to a 401(k) plan.

(8) Includes a $10,472 contribution to the Bank's profit sharing plan and a $81 matching employer contribution to a 401(k) plan.

(9) Includes a $11,269 contribution to the Bank's profit sharing plan and a $78 matching employer contribution to a 401(k) plan

The corporation does not currently pay fees to its directors. The Bank pays fees to each of its directors at the rate of $600 per board meeting. Additionally, committee members are paid a fee of $150 for each committee meeting attended. Audit Committee members received $200 for each meeting attended.

The Corporation does not currently compensate any of its officers, and has no employees. Its wholly owned subsidiary, Lapeer County Bank & Trust Co., separately compensates its officers, who include the same individuals as the executive officers of the Corporation.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation committee (the "Committee") consists of three directors who are not employed by the Corporation or the Bank and are not eligible to participate in any of the Corporation's benefit plans. The Committee submits the following report.

Overview and Philosophy

The Committee, pursuant to authority delegated by the Board of Directors of the Corporation, is responsible for determining compensation and benefit systems for officers of the Bank. The Committee determines the annual salaries and other compensation for officers based upon recommendations from the Corporation's President, as well as information from the Bank's Human Resources Department and independent outside consultants. With respect to the compensation of the Corporation's President, in addition to the utilization of the Bank's Human Resources Department and independent outside consultants, the other members of the Board of Directors may provide input and recommendations.

The Committee's determinations relating to executive compensation are intended to align the financial interests of the officers with the long-term interests of the Corporation's shareholders, and attract and retain high performing officers to lead the Corporation to greater levels of profitability.

The compensation package structured for the Bank's officers has two components. Base compensation (including salary, profit sharing, welfare benefits, and perquisites) and cash awards under a bonus plan for performance during the year.

Base Compensation

Base compensation for the Bank's officers has been established at competitive levels based upon information available to the Committee relating to compensation for corresponding positions at similarly situated financial institutions. Officer salaries are evaluated on a periodic basis utilizing information from independent outside consultants, the Bank's Human Resources Department and input from the Corporation's President. The Committee also takes into account individual performance, experience and unique contributions or needs for certain expertise required by the Corporation when determining the actual base salary for each officer.

Base Compensation of the Chief Executive Officer

The committee reviewed Mr. Carter's performance for 2005 in December of that year and awarded him a 1.8% merit increase effective January 1, 2006. Mr. Carter proposed this level of increase due to his intention to relinquish his position as Chief Executive Officer of the Corporation in July of 2006 and reduce his workload. The Committee accepted his proposal. In support of the increase, the Committee first noted that the Corporation maintained earnings similar to the previous year without the benefit of one time gains and earnings continue to exceed peer group measures. Credit quality remains strong in a trying economic environment. External audit and examination reports indicate that management controls remain strong. The Committee noted Mr. Carters's initiation and support of a management transition that will position the Corporation for future profitability.

Bonus plan

All of the Bank's employees that were employed prior to September participated in a cash bonus plan. The cash bonus plan is designed to motivate the Bank's employees to achieve goals based on net earnings of the Bank. The dollar amount of the cash bonus was recommended by the Chairman and Chief Executive Officer of the Bank based on the Bank's operating earnings and growth. The Board of Directors ratified the cash bonus at its December 2005 meeting. The cash bonus was established at $147,225.

Chief Executive Officer's award

Mr. Carter received an award of $16,000 for 2005. The Committee reviewed the performance of the Bank against the targeted goals. The Corporation recorded similar operating earnings in 2005 as compared to 2004 while bearing the burden of the Comerica loan for a full year and continued to outperform peer banks as measured by the FFIEC. The Corporation's stock price remains strong. Based on Mr. Carter's leadership in initiating a management transition for the future welfare of the Corporation, introduction of new products and services that position the Corporation for future growth and efforts to position the Corporation for future earnings, the committee recommended the award.

THE COMPENSATION COMMITTEE

Thomas K. Butterfield, Chairman
David H. Bush
Patrick Cronin

                     COMPENSATION COMMITTEE AND TRANSACTIONS
                            WITH DIRECTORS & OFFICERS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee Chairman, Mr. Thomas K. Butterfield, is Of Counsel to the law firm of Taylor, Butterfield, Riseman, Clark, Howell, Churchill & Jarvis P.C., which rendered legal services to the Corporation's wholly owned subsidiary, Lapeer County Bank & Trust Co. during 2005. Lapeer County Bank & Trust Co. plans to employ this firm for legal services in 2006.

Other Transactions with Officers and Directors

Some of the directors and officers of the Corporation and the companies with which they are associated were customers of and had banking transactions with the Bank in the ordinary course of the Bank's business during 2005. All loans included in such transactions were made on the same terms and conditions as those prevailing at the time for other borrowers, and in the opinion of the management of the Bank, did not involve more than a normal risk of collectibility. On December 31, 2005, loans approximating $7,229,000, which is equal to 23% of stockholders' equity, were outstanding to directors, officers and their associated companies.

During 2005 the Bank paid legal fees in the amount of $38,326 to the firm of Taylor, Butterfield, Riseman, Clark, Howell, Churchill & Jarvis P.C., of which Mr. Butterfield is Of Counsel. The Bank expects to receive legal services from that firm during 2006.

Mr. Blazo is President of Kirk Construction Co. During 2005 the Bank paid $472,303 to Kirk Construction Co. as construction manager. Kirk Construction Co. may serve as construction manager for future construction projects of the Corporation.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of County Bank Corp's Board of Directors (the "Committee") is composed of four directors and operates under a written charter adopted by the Board of Directors. A copy of this charter was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. The members of the Committee are Timothy Oesch, Michael Blazo, Charles Schiedegger and Patrick Cronin, each of whom is "independent" as the term is defined by the National Association of Securities Dealers listing standards, with the exception of Mr. Blazo. The Board has determined that Mr. Oesch is a "financial expert," as that term is defined under regulations of the Securities and Exchange Commission. The Committee has exclusive authority with respect to the selection of the Corporation's independent accountants.

Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees).

The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent accountants.

Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report for the year ended December 31, 2005.

THE AUDIT COMMITTEE

Timothy Oesch, Chairman
Charles Schiedegger
Michael Blazo
Patrick Cronin

                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's officers, directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers and directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such forms furnished to the Corporation or written representations that no Form 5s were required, the Corporation believes that all Section 16(a) filing requirements applicable to officers and directors were complied with. The Corporation has no shareholders who are ten percent beneficial owners.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of the Corporation were reported on by Plante & Moran, PLLC, a firm of independent public accountants (the Firm). Their opinion appears in the 2005 Annual Report of the Corporation. The Firm has been named the external auditor through the 2006 fiscal year. A representative of the Firm will be present at the Annual Meeting and will be available to answer questions asked by the stockholders and will be offered an opportunity to make a statement.

Plante & Moran, PLLC received fees from the Corporation as follows:

                        2005           2004
                     ----------     ----------
Audit fees           $55,750.00     $51,100.00
Audit related fees   $ 4,970.00     $ 8,000.00
Tax fees             $ 5,000.00     $10,800.00
All other fees       $ 2,100.00(1)  $ 1,500.00(2)
                     ----------     ----------
                     $67,820.00     $71,400.00

(1) Attendance at a Seminar (100.00). Salary administration program update (2,000.00)

(2)  Membership in a regulatory compliance group with other community banks.

                               SHAREHOLDER RETURN

Set forth below is a graph which summarizes the cumulative return experienced by the Corporation's shareholders over the past five years compared with the S&P 500 Index and the S&P Major Regional Banks Index. The presentation assumes that the value of the investment in the Corporation's common stock and each index was $100 on January 1, 2000 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURNS

                               (PERFORMANCE GRAPH)

                   2000   2001   2002   2003   2004   2005
                   ----   ----   ----   ----   ----   ----
County Bank Corp   $100   $111   $125   $139   $144   $147
S&P 500            $100   $ 88   $ 69   $ 88   $ 98   $103
S&P Bank Index     $100   $100   $ 99   $125   $143   $141

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and/or Annual Report is/are being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and/or Annual Report to a security holder at a shared address to which a single copy of the documents was delivered. To request separate delivery of these materials now or in the future, a security holder may submit a written request to Laird A. Kellie, Secretary, County Bank Corp, P.O. Box 250, Lapeer, Michigan 48446 or call (810) 664-2977. Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive a single copy of such materials may do so by directing their request to the Company in the manner provided above.

                                  OTHER MATTERS

The Board of Directors knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the meeting, of which the Corporation had no notice at least 45 days prior to the anniversary of the mailing date of last year's proxy materials, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with the judgment and recommendations of the Board of Directors. A proxy may be revoked before its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

County Bank Corp was issued a new CUSIP number as a result of the recent stock splits. The CUSIP number is 222407207 effective March 13, 2006.

                              STOCKHOLDER PROPOSALS

The deadline to submit a proposal to be included in next year's Proxy Statement and acted upon at the Annual Meeting to be held in 2007 is November 27, 2006. Proposals from shareholders for next year's annual meeting received by the Corporation after February 12, 2007 will be considered untimely. With respect to such proposals, the Corporation will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. Proposals should be sent by certified mail, return receipt requested to Laird A. Kellie, Secretary, County Bank Corp, 83 W. Nepessing Street, P.O. Box 250, Lapeer, Michigan 48446.

Curt Carter
Chairman and
Chief Executive Officer

                                COUNTY BANK CORP
                          PROXY FOR 2006 ANNUAL MEETING

The undersigned stockholder of County Bank Corp hereby appoints Curt Carter and/or Laird Kellie or _______________________________ as proxies with full power of substitution to vote all of the capital stock of County Bank Corp, Lapeer, Michigan, registered in the name of the undersigned at the close of business on February 28, 2006 at the Annual Meeting of Stockholders of County Bank Corp, Lapeer, Michigan, to be held at 3:00 p.m., Friday, April 21, 2006 at the Lapeer Country Club, 3786 Hunt Road, Lapeer, Michigan.

1.   To elect the following nominees to the Board of Directors:

     Class III Directors (Term expires 2009): Michael H. Blazo
                                              Thomas K. Butterfield
                                              Timothy Oesch

                             FOR ( )   WITHHOLD ( )

(NOTE: Withhold authority to vote for a nominee by placing his name on the line below:)

       _________________________________________________________________________

2. To transact such other business as may properly come before the meeting or any adjournment thereof:

This proxy confers authority to vote "FOR" each proposition listed above unless "WITHHOLD" is indicated. If any other business is presented at the meeting, of which the Corporation had no notice at least 45 days prior to the anniversary or the mailing date of last year's proxy materials, this proxy shall be voted in accordance with the judgment and recommendations of the Board of Directors. All shares represented by properly executed proxies will be voted as directed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

DATED __________ NUMBER OF SHARES ______   _____________________________________


                                           -------------------------------------
                                           Signature(s) of Stockholder(s)

                                           (All joint owners must sign. When
                                           signing as Attorney, Executor,
                                           Administrator, Trustee, or Guardian,
                                           please give full title.

                                           If more than one Trustee, ALL should
                                           sign.)

                                           PLEASE SIGN AND RETURN
                                           IMMEDIATELY IN THE ENCLOSED ENVELOPE.